UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 24, 2005

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction of incorporation)

1-8246	71-0205415
(Commission File Number)	(IRS Employer Identification No.)

2350 N. Sam Houston Pkwy. E., Suite 300, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

(281) 618-4700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The information in this report, including Exhibit 99.1 attached hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SECTION 7.  REGULATION FD.

Item 7.01 Regulation FD Disclosure.

On January 24, 2005, Harold M. Korell, President and Chief Executive Officer for Southwestern Energy Company, made a presentation to investors. The presentation noted the recent changes to the company's production guidance, capital expenditures for 2004, operational statistics by operating area, and provided a recent operational update to its Fayetteville Shale play in Arkansas. The investor presentation materials are attached as Exhibit 99.1 hereto. The presentation also includes cautionary statements identifying forward-looking information and the important factors that could cause actual results to differ materially from those described.

Exhibits.  The following exhibit is being furnished as part of this Report.

Exhibit Number	Description

99.1	Transcript of presentation accompanying the January 24, 2005 presentation to investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: January 24, 2005	By:	/s/ GREG D. KERLEY
	Name:	Greg D. Kerley
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Transcript of presentation accompanying the January 24, 2005 presentation to investors.